UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 15, 2012

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 GREENWAY PLAZA, SUITE 2200 HOUSTON, TEXAS		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2012, the stockholders of a majority of shares of Hercules Offshore, Inc. (the “Company”) approved the amendment of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 200,000,000 to 300,000,000 shares. The Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 15, 2012 (the “Annual Meeting”). Only holders of the Company’s common stock at the close of business on March 19, 2012 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 140,456,716 shares of common stock outstanding and entitled to vote. A total of 126,200,032 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

Set forth below are the final results of voting on each of the matters submitted to a vote at the Annual Meeting.

1. Stockholders elected each of the three Class I Director nominees for three-year terms as follows:

	For	Withheld	Broker Non- Votes
Suzanne V. Bear	90,501,282	4,936,057	30,762,693
John T. Rynd	90,706,287	4,731,052	30,762,693
Steven A. Webster	82,227,502	13,209,837	30,762,693

2. Stockholders of a majority of shares of the Company voted against approval, on an advisory basis, of the compensation of the Company’s named executive officers disclosed in the Company’s 2012 proxy statement, as follows:

For	Against	Abstentions	Broker Non-Votes
45,639,329	49,385,057	412,953	30,762,693

3. Stockholders holding at least 75% of the shares of the Company’s common stock who are generally entitled to vote in the election of directors, which is the number of votes required to approve this matter under the Company’s Certificate of Incorporation, did not vote for approval of the amendment of the Certificate of Incorporation to permit the stockholders of the company to request a special meeting in certain circumstances, as follows:

For	Against	Abstentions	Broker Non-Votes
94,818,393	444,330	174,616	30,762,693

4. Stockholders of a majority of shares approved the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000 shares, as follows:

For	Against	Abstentions	Broker Non-Votes
90,984,298	4,303,391	149,650	30,762,693

5. Stockholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2012, as follows:

For	Against	Abstentions
124,810,979	1,181,121	207,932

Item 8.01 Other Events.

In response to requests from certain of its stockholders, the Company’s board of directors (the “Board”) considered certain modifications to its executive compensation program at its meeting on May 15, 2012.

Specifically, the Board considered (i) implementing of relative performance metrics to determine awards under the Company’s long-term incentive plan, (ii) discontinuing the use of the same performance metrics under both the long-term and short-term incentive plans to determine awards, (iii) increasing the performance period under the Company’s short-term incentive plan from six months to at least one year, and (iv) increasing the performance period of performance awards under the Company’s long-term incentive plan to at least three years. The Board was supportive of each of these modifications and intends to further consider incorporating them into the Company’s compensation program.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Hercules Offshore, Inc. filed on May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: May 18, 2012	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

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